                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                            UNITED NEWS & MEDIA PLC,


                          MILLER FREEMAN WORLDWIDE PLC,


                             MFW ACQUISITION CORP.,


                                       AND


                                 CMP MEDIA INC.





                           DATED AS OF APRIL 28, 1999

                                TABLE OF CONTENTS
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                                                                                                               PAGE

                                   ARTICLE 1A

                                THE TENDER OFFER

         1A.1     The Offer.......................................................................................2

         1A.2     Company Action..................................................................................3

         1A.3     Directors.......................................................................................4

                                            ARTICLE 1

                                           THE MERGER

         1.1      The Merger......................................................................................5

         1.2      The Closing.....................................................................................5

         1.3      Effective Time..................................................................................5

                                    ARTICLE 2

    CERTIFICATE OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS OF
                           THE SURVIVING CORPORATION

         2.1      Certificate of Incorporation of the Surviving Corporation.......................................6

         2.2      Bylaws of the Surviving Corporation.............................................................6

         2.3      Directors of the Surviving Corporation..........................................................6

         2.4      Officers of the Surviving Corporation...........................................................6

                                            ARTICLE 3

                              EFFECT OF THE MERGER ON CAPITAL STOCK

         3.1      Effect on Capital Stock.........................................................................6

         3.2      Exchange of Certificates........................................................................8

         3.3      Lost, Stolen or Destroyed Certificates..........................................................9

         3.4      Dissenting Shares...............................................................................9

         3.5      Taking of Necessary Action; Further Action......................................................9

                                            ARTICLE 4

                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         4.1      Organization, Existence and Good Standing.......................................................9

         4.2      Subsidiaries and Affiliated Partnerships.......................................................10

         4.3      Organization, Existence and Good Standing of the Company Subsidiaries
                  and the Company Other Entities ................................................................10
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
         4.4      Company Capital Stock..........................................................................10

         4.5      Power and Authority............................................................................11

         4.5A     Director Action................................................................................12

         4.6      Legal Proceedings..............................................................................12

         4.7      No Undisclosed Liabilities.....................................................................12

         4.8      Absence of Changes.............................................................................12

         4.9      No Violation; Consents and Approvals...........................................................12

         4.10     Contracts......................................................................................13

         4.11     Compliance With Law; Governmental Authorizations...............................................13

         4.12     Insurance......................................................................................13

         4.13     Tax Matters....................................................................................13

         4.14     Employee Benefit Plans.........................................................................14

         4.15     Licenses and Regulatory Approvals..............................................................14

         4.16     SEC Filings....................................................................................15

         4.17     Title to Properties............................................................................16

         4.18     Intellectual Property..........................................................................16

         4.19     Commissions and Fees...........................................................................16

         4.20     Information....................................................................................16

         4.21     Opinion of Financial Advisor...................................................................16

         4.22     Company Stockholders' Approval.................................................................17

                                            ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PARENT

         5.1      Organization, Existence and Capital Stock......................................................17

         5.2      Power and Authority............................................................................17

         5.3      Legal Proceedings..............................................................................17

                                            ARTICLE 6

                       REPRESENTATIONS AND WARRANTIES OF UNITED AND PARENT

         6.1      Organization, Existence and Good Standing......................................................17

         6.2      Power and Authority............................................................................18

         6.3      Financing......................................................................................18
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                                      -ii-

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                                                 TABLE OF CONTENTS
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
         6.4      Legal Proceedings..............................................................................18

         6.5      No Violation; Consents and Approvals...........................................................18

         6.6      Compliance With Law; Governmental Authorizations...............................................19

         6.7      Commissions and Fees...........................................................................19

         6.8      Information....................................................................................19

         6.9      Guaranty by United.............................................................................19

                                            ARTICLE 7

                               ACCESS TO INFORMATION AND DOCUMENTS

         7.1      Access to Information..........................................................................20

         7.2      Return of Records..............................................................................20

                                            ARTICLE 8

                                    COVENANTS OF THE COMPANY

         8.1      Preservation of Business.......................................................................21

         8.2      Material Transactions..........................................................................21

         8.3      Meeting of Stockholders........................................................................22

         8.4      Accounting Methods.............................................................................23

         8.5      No Solicitations...............................................................................23

         8.6      Consents.......................................................................................23

                                            ARTICLE 9

                               COVENANTS OF PARENT AND MERGER SUB

         9.1      Employees......................................................................................23

         9.2      Indemnification................................................................................24

         9.3      Transaction Costs..............................................................................25

                                           ARTICLE 10

                         COVENANTS OF THE COMPANY, PARENT AND MERGER SUB

         10.1     Public Disclosures.............................................................................25

         10.2     Other Actions..................................................................................25

         10.3     Proxy Statement; Antitrust Filings.............................................................26

         10.4     Other Filings and Consents.....................................................................27
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                                     -iii-

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                                                 TABLE OF CONTENTS
                                                    (CONTINUED)
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                                           ARTICLE 11

                                TERMINATION, AMENDMENT AND WAIVER

         11.1     Termination....................................................................................27

         11.2     Effect of Termination..........................................................................28

         11.3     Amendment......................................................................................28

         11.4     Extension; Waiver..............................................................................29

         11.5     Expenses and Fees..............................................................................29

                                           ARTICLE 12

                                      CONDITIONS TO CLOSING

         12.1     Mutual Condition...............................................................................29

         12.2     Conditions to Obligations of Parent and Merger Sub.............................................29

         12.3     Conditions to Obligations of the Company.......................................................30

                                           ARTICLE 13

                                          MISCELLANEOUS

         13.1     Nonsurvival of Representations and Warranties..................................................31

         13.2     Scope of Representations and Warranties........................................................31

         13.3     Notices........................................................................................31

         13.4     Further Assurances.............................................................................32

         13.5     Governing Law..................................................................................32

         13.6     "Knowledge"....................................................................................32

         13.7     "Material Adverse Effect"......................................................................33

         13.8     "Taxes"........................................................................................33

         13.9     Captions.......................................................................................33

         13.10    Integration of Company Disclosure Schedule ....................................................33

         13.11    Entire Agreement ..............................................................................33

         13.12    Amendment .....................................................................................33

         13.13    Counterparts ..................................................................................33

         13.14    Binding Effect; No Third Party Beneficiaries ..................................................34

         13.15    Assignment ....................................................................................34
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                                      -iv-

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of April 28, 1999, by and among United News & Media plc, an English public limited company ("United"), Miller Freeman Worldwide plc, an English public limited company ("Parent"), MFW Acquisition Corp., a Delaware corporation and a wholly owned affiliate of Parent ("Merger Sub"), and CMP Media Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company each have determined that it is in the best interests of their respective stockholders for Merger Sub to merge with and into the Company upon the terms and subject to the conditions of this Agreement (the "Merger"), and such Boards of Directors have approved such Merger, pursuant to which Merger Sub will make a cash tender offer (the "Offer") to acquire all shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and the Company's Class B Common Stock, par value $0.01 per share (the "Class B Common Stock" and, collectively with the Class A Common Stock, the "Company Common Stock"), issued and outstanding for $39.00 per share, or such higher price as may be paid if the Offer is amended, net to the seller in cash (the "Cash Price");

         WHEREAS, also in furtherance thereof, it is proposed that, following the consummation of the Offer, Merger Sub will merge with and into the Company and that the Company Common Stock not tendered and accepted pursuant to the Offer will thereupon be converted into the right to receive the Cash Price;

          WHEREAS, the holders of the Company's Class B Common Stock, who represent in the aggregate at least 90% of the total voting power of the Company Common Stock, have agreed to tender the Company Common Stock owned by such holders to Merger Sub in accordance with the Offer and to vote the shares of Company Common Stock owned by such holders in favor of the Merger subject to the terms and conditions of a tender and voting agreement (the "Voting Agreement") to be entered into by such holders concurrently with the execution and delivery of this Agreement; and

         WHEREAS, each of Parent, Merger Sub and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto do hereby agree as follows:

                                   ARTICLE 1A

                                THE TENDER OFFER


         1A.1 THE OFFER. (a) Provided that this Agreement shall not have been terminated in accordance with Section 11.1 hereof and none of the events set forth in Annex I hereto shall have occurred and be existing, Parent shall cause Merger Sub to, and Merger Sub shall, commence (within the meaning of Rule 13d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer as promptly as practicable, but in no event later than May 6, 1999, and shall use all reasonable efforts to consummate the Offer. The obligation of Merger Sub to accept for payment any shares of Company Common Stock tendered shall be subject to the satisfaction of only those conditions set forth in Annex
I. Merger Sub expressly reserves the right to waive any such condition or to increase the Cash Price or, subject to Section 1A.1(b), to make other changes in the terms and conditions of the Offer. The Cash Price shall be net to the seller in cash, subject to reduction only for any applicable Federal back-up withholding or stock transfer taxes payable by the seller. The Company agrees that no shares of Company Common Stock held by the Company will be tendered pursuant to the Offer. For purposes of this Agreement, Company Common Stock held by the trust established pursuant to the 1999 Leeds Family/CMP Media Inc. Employee Benefit Trust Agreement shall not be deemed to be Company Common Stock held or owned by the Company.

              (b) Without the prior written consent of the Company, Merger Sub shall not (i) decrease the Cash Price or change the form of consideration payable in the Offer, (ii) decrease the number of shares of Company Common Stock sought, (iii) amend or waive satisfaction of the Minimum Condition (as defined in Annex I) or (iv) impose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to the holders of Company Common Stock; provided, however, that Merger Sub may extend the expiration date (x) in its sole discretion from time to time, if on the initial scheduled expiration date of the Offer which shall be twenty (20) business days after the date the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived; or (y) for a period not to exceed ten (10) business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer, if, immediately prior to the initial expiration date of the Offer (as it may be extended), after giving effect to the automatic conversion of all tendered and not withdrawn shares of Class B Common Stock pursuant to the certificate of incorporation of the Company, the shares of Class A Common Stock tendered and not withdrawn pursuant to the Offer equal less than 90% of the outstanding shares of Class A Common Stock and, in either case, Merger Sub expressly irrevocably waives any condition (other than the Minimum Condition) that subsequently may not be satisfied during such extension of the Offer; or (z) for any period required by any rule, regulation or interpretation of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer. Parent shall cause Merger Sub to, and Merger Sub shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and purchase, as soon as permitted under the terms of the Offer, all shares of Company Common Stock validly tendered and not withdrawn prior to the expiration of the Offer as such expiration may be extended in accordance with Section 1A.1(b).

             (c) The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") having only the conditions set forth in Annex I hereto. As soon as practicable on the date the Offer is commenced, Parent shall cause Merger Sub to, and Merger Sub shall, file with the SEC a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer that will comply in all material respects with the provisions of, and satisfy in all material respects the requirements of, such Schedule 14D-1 and all applicable Federal securities laws, and will contain (including as an exhibit) or incorporate by reference the Offer to Purchase and forms of the related letter of transmittal and summary advertisement (which documents, together with any supplements or amendments thereto, and any other SEC schedule or form which is filed in connection with the Offer and related transactions, are referred to collectively herein as the " Offer Documents"). Each of Parent, Merger Sub and the Company agrees promptly to correct any information provided by it for use in the Schedule 14D-1 or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and to supplement the information provided by it specifically for use in the Schedule 14D-1 or the Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and each of Parent and Merger Sub further agrees to take all steps necessary to cause the Schedule 14D-1, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to holders of Company Common Stock, in each case as and to the extent required by applicable Federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on any Offer Documents before they are filed with the SEC.

         1A.2 COMPANY ACTION. (a) The Company hereby approves of and consents to the Offer and represents and warrants that its Board of Directors, at a meeting duly called and held on April 28, 1999, at which all of the Directors were present, duly approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger, recommended that the stockholders of the Company accept the Offer, tender their Company Common Stock pursuant to the Offer and approve this Agreement and the transactions contemplated hereby, including the Merger, and determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the stockholders of the Company.

             (b) The Company shall file with the SEC, as promptly as practicable after the filing by Merger Sub of the Schedule 14D-1 with respect to the Offer, a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that will comply in all material respects with the provisions of all applicable Federal securities laws. The Company shall mail such Schedule 14D-9 to the stockholders of the Company along with the Offer Documents promptly after the commencement of the Offer. The Schedule 14D-9 and the Offer Documents shall contain the recommendations of the Board of Directors described in Section 1A.2(a) hereof. The Company agrees promptly to correct the Schedule 14D-9 if and to the extent that it shall become false or misleading in any material respect (and Merger Sub, with respect to written information supplied by it specifically for use in the Schedule 14D-9, shall promptly notify the Company of any required corrections of such information and cooperate with the Company with respect to correcting such information) and to supplement the information contained in the
Schedule 14D-9
to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the Company's stockholders to the extent required by applicable Federal securities laws. Merger Sub and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC.

             (c) In connection with the Offer, the Company shall promptly upon execution of this Agreement furnish Merger Sub with mailing labels containing the names and addresses of all record holders of Company Common Stock and security position listings of Company Common Stock held in stock depositories, each as of a recent date, and shall promptly furnish Merger Sub with such additional information, including updated lists of stockholders, mailing labels and security position listings, and such other information and assistance as Merger Sub or its agents may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of Company Common Stock.

         1A.3 DIRECTORS. (a) Promptly upon the purchase by Merger Sub of shares of Company Common Stock pursuant to the Offer, and from time to time thereafter as shares of Company Common Stock are acquired by Merger Sub, Merger Sub shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors as will give Merger Sub, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors equal to at least that number of directors which equals the product of the total number of directors on the Board of Directors (giving effect to the directors appointed or elected pursuant to this sentence) multiplied by the percentage obtained by dividing (i) the aggregate number of votes represented by the shares of Company Common Stock beneficially owned by Merger Sub or any affiliate of Merger Sub (including for purposes of this Section 1A.3 such shares of Company Common Stock as are accepted for payment pursuant to the Offer, but excluding shares of Company Common Stock held by the Company) by (ii) the number of votes represented by all shares of Company Common Stock outstanding (excluding Company Common Stock held by the Company). At such times, if requested by Merger Sub, the Company will also cause each committee of the Board of Directors to include persons designated by Merger Sub constituting the same percentage of each such committee as Merger Sub's designees are of the Board of Directors. The Company shall, upon request by Merger Sub, promptly increase the size of the Board of Directors or exercise its best efforts to secure the resignations of such number of directors as is necessary to enable Merger Sub designees to be elected to the Board of Directors in accordance with the terms of this Section 1A.3 and shall cause Merger Sub's designees to be so elected; provided, however, that prior to the Effective Time (as defined in Section 1.3), the Company's Board of Directors shall always have at least three members who are neither officers, directors, stockholders or designees of Parent or Merger Sub or any of their affiliates ("Outside Directors"). If the number of directors who are Outside Directors is reduced below three for any reason prior to the Effective Time, the remaining directors who are Outside Directors (or if there is only one director who is an Outside Director) shall be entitled to designate a person (or persons) to fill such vacancy (or vacancies) who is an Outside Director and who shall be a director deemed to be an Outside Director for all purposes of this Agreement.

             (b) Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 1A.3 and shall include in the Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Merger Sub has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this
Section 1A.3.

             (c) From and after the election or appointment of Merger Sub's designees pursuant to this Section 1A.3 and prior to the Effective Time, any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Merger Sub or waiver of any of the Company's rights hereunder, or any other action taken by the Company's Board of Directors in connection with this Agreement, will require the concurrence of a majority of the directors of the Company then in office who are Outside Directors.

                                   ARTICLE 1

                                   THE MERGER

         1.1 THE MERGER. Subject to the terms and conditions set forth in this Agreement, and in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of Merger Sub and the Company in accordance with the DGCL. The effect of the Merger shall be as provided in this Agreement and under the applicable provisions of the DGCL.

         1.2 THE CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. Eastern Time on a date to be specified by the parties, or as soon thereafter as practicable following the satisfaction or waiver of all of the conditions set forth in Article 12 hereof (the "Closing Date"), at the offices of the Company, 600 Community Drive, Manhasset, New York 11030, unless another date or place is agreed to in writing by the parties hereto.

         1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties shall execute and file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL as soon as practicable on or after the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as the Company and Parent shall agree should be specified in the Certificate of Merger (the "Effective Time").

                                    ARTICLE 2

       CERTIFICATE OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS OF THE
                             SURVIVING CORPORATION

         2.1 CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time and subject to Section 9.2(a) hereof, shall be the certificate of incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law; provided, however, that the name of the Surviving Corporation to be provided in its certificate of incorporation shall be "CMP Media Inc."

         2.2 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation from and after the Effective Time and until thereafter altered, amended or repealed in accordance with the laws of the State of Delaware, the certificate of incorporation of the Company and the Bylaws; provided, however, that the name of the Surviving Corporation to be provided in its bylaws shall be "CMP Media Inc."

         2.3 DIRECTORS OF THE SURVIVING CORPORATION. The Board of Directors of the Surviving Corporation shall be comprised of the directors of Merger Sub.

         2.4 OFFICERS OF THE SURVIVING CORPORATION. The initial executive officers of the Surviving Corporation shall be those individuals designated by Parent immediately prior to the Effective Time.


                                   ARTICLE 3

                      EFFECT OF THE MERGER ON CAPITAL STOCK

         3.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of Company Common Stock or any holder of shares of capital stock of Merger Sub:


             (a) CAPITAL STOCK OF MERGER SUB. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

             (b) CANCELLATION OF TREASURY STOCK. Each share of Company Common Stock that is owned by the Company, by any subsidiary of the Company or by Merger Sub shall automatically be canceled and retired and shall cease to exist without payment of any consideration therefor.

             (c) CONVERSION OF THE COMPANY SHARES. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 3.1(b)) shall be converted into the right to receive the Cash Price. Shares of Company Common Stock to be exchanged for cash pursuant to this
Section 3.1(c) shall hereinafter be referred to as the "Exchanging Company Shares." As of the Effective Time, all of the Exchanging Company

Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any Exchanging Company Shares shall cease to have any rights with respect thereto, except the right to receive the Cash Price to be paid in consideration therefor upon surrender of such certificate in accordance with Section 3.2, without interest.

             (d) STOCK OPTIONS AND WARRANTS. With respect to all outstanding options or warrants (referred to collectively as the "Options" and individually as an "Option") to purchase or to acquire Company Common Stock, a summary of which is included in Section 4.4 of the Company Disclosure Schedule (as defined in Section 4.2(a) hereof) (except for any vested or unvested Options held by Michael S. Leeds or Daniel H. Leeds, which shall be canceled prior to the expiration date of the Offer without payment therefor (except for any payments to be made pursuant to their respective employment agreements)), each holder of an Option which is surrendered by the holder for cancellation shall be entitled to receive from the Company, immediately prior to and conditioned upon the closing of the Offer, for each share of Company Common Stock purchasable under each Option, an amount in cash in full cancellation of such Option equal to the excess of the Cash Price over the per share exercise price of such Option (or such greater amount as Merger Sub shall agree in writing), as such amount may be reduced by any required withholding in accordance with applicable tax laws. The Company agrees to use all commercially reasonable efforts to obtain prior to the expiration date of the Offer written agreements of all holders of Options legally binding such holders to cancellation of such Options consistent with the foregoing. The Company's Board of Directors will adopt a resolution terminating the Company's Stock Incentive Plan, the Directors' Stock Compensation Plan, the 1988 Equity Appreciation Plan and the Employee Stock Purchase Plan (the "ESPP") (collectively, the "Plans"), effective as of the Effective Date; provided, however, that with respect to the ESPP, the parties agree as follows: (i) the Company's Board of Directors shall adopt a resolution providing that participating employees may not make additional contributions under the ESPP for any period after April 23, 1999 and the participating employees shall be entitled to purchase Company Common Stock under the ESPP as of the closing of the Offer only with respect to contributions made through April 23, 1999, (ii) each participating employee in the ESPP shall be entitled to receive from the Company, immediately prior to and conditioned upon the closing of the Offer, the Cash Price for each share of Company Common Stock such employee is entitled to purchase under the ESPP in full settlement of such employees' rights and benefits under the ESPP and (iii) the actions set forth in subsections (i) and
(ii) above shall not be deemed to be a violation or breach of any other provisions of this Agreement.

             (e) RECLASSIFICATION, RECAPITALIZATION, etc. If, between the date of this Agreement and the Effective Time, the outstanding Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or other similar transaction with respect to Company Common Stock, or a stock dividend thereon shall be declared with a record date within said period, the Cash Price shall be correspondingly adjusted. The Company covenants and agrees not to take any action referred to in the preceding sentence.

         3.2 EXCHANGE OF CERTIFICATES.

             (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent (and which institution otherwise shall be reasonably satisfactory to the Company) (the "Exchange Agent") which provides that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Exchanging Company Shares, for exchange in accordance with this Article III, through the Exchange Agent, cash in an amount sufficient to make cash payments (being hereinafter referred to as the "Exchange Fund") pursuant to Section 3.1 in exchange for outstanding shares of Company Common Stock.

             (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to deliver to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (a "Certificate" or the "Certificates") whose shares were converted pursuant to Section 3.1, a form of letter of transmittal together with instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Cash Price for each share of Company Common Stock represented by such Certificate payable pursuant to the provisions of this Article III, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the appropriate Cash Price may be paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer, and the person requesting such payment shall pay any transfer or other taxes required by reason of the Cash Price payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Cash Price payment, as contemplated by this Section 3.2, without interest.

             (c) NO FURTHER OWNERSHIP RIGHTS IN EXCHANGING COMPANY SHARES. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law.

             (d) REQUIRED WITHHOLDING. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the "Code"), or under any applicable provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

         3.3 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall be authorized to deliver the Cash Price to the holders of record of such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         3.4 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Cash Price as provided in Section 3.1(c), unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Cash Price, if any, to which such holder is entitled, without interest or dividends thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

         3.5 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub will take all such lawful and necessary action, so long as such action is consistent with this Agreement. Parent shall cause Merger Sub to perform fully all of its obligations relating to this Agreement and the transactions contemplated hereby.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub as follows:

         4.1 ORGANIZATION, EXISTENCE AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in all requisite jurisdictions, except where failure to so qualify would not have a Material Adverse Effect (as defined in Section 13.7 hereof) with respect to the Company. The Company has heretofore made available to Parent complete and correct copies of its certificate of incorporation and bylaws.

         4.2 SUBSIDIARIES AND AFFILIATED PARTNERSHIPS.

             (a) Section 4.2 of the disclosure schedule prepared and delivered by the Company to Parent prior to the date hereof (the "Company Disclosure Schedule") is a list of all subsidiaries (i.e., entities with respect to which the Company owns at least a majority of the capital stock or other equity interests) of the Company (individually, a "Company Subsidiary", and collectively, the "Company Subsidiaries") and their respective jurisdictions of incorporation or organization.

             (b) Also set forth in Section 4.2 of the Company Disclosure
Schedule is a list of all general partnerships in which a general partner is the Company, a Company Subsidiary or another Company Partnership (individually, a "Company Partnership" and collectively, the "Company Partnerships"), and any limited liability company in which the Company, a Company Subsidiary or a Company Partnership is a member (a "Company LLC") (the Company Partnerships and the Company LLCs being collectively called the "Company Other Entities") and their respective jurisdictions of organization.

         4.3 ORGANIZATION, EXISTENCE AND GOOD STANDING OF THE COMPANY SUBSIDIARIES AND THE COMPANY OTHER ENTITIES.

             (a) Each Company Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization; (ii) has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted; and (iii) is qualified to do business as a foreign corporation in all requisite jurisdictions, except where the failure to so qualify would not have a Material Adverse Effect.

             (b) Each Company Partnership has been duly organized and has all necessary power to own its property and assets and to carry on its business as presently conducted.

             (c) Each Company LLC (i) is a limited liability company validly formed and in good standing under the laws of its respective state of organization; (ii) has all necessary power to own its property and assets and to carry on its business as presently conducted; and (iii) is qualified to do business as a foreign company in all requisite jurisdictions, except where the failure to so qualify would not have a Material Adverse Effect.

         4.4 COMPANY CAPITAL STOCK.

             (a) The Company's authorized capital stock consists of (i) 70,000,000 shares of Common Stock, of which 50,000,000 shares are designated as Class A Common Stock and 20,000,000 shares are designated as Class B Common Stock, and (ii) 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Company Preferred Stock"). As of April 28, 1999, 12,948,956 shares of Class A Common Stock were issued and outstanding, 10,152,810 shares of Class B Common Stock were issued and outstanding, and no shares of Company

Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Company Common Stock are duly and validly issued, fully paid and nonassessable.

             (b) The Company has no shares of capital stock reserved for issuance, except that, as of April 27, 1999, there were 266,311 shares of Class A Common Stock reserved for issuance upon exercise of options under the Company's Stock Incentive Plan, 25,827 shares of Class A Common Stock reserved for issuance under the Directors' Stock Compensation Plan, and 1,446,835 shares of Class A Common Stock reserved for issuance under the Company's Employee Stock Purchase Plan. The aggregate number of shares of Company Common Stock employees will be entitled to purchase under the ESPP with contributions made under the ESPP through April 23, 1999, as contemplated by Section 3.1(d) hereof, will not materially exceed 20,418. Since March 31, 1999, the Company has not issued any shares of capital stock except pursuant to the exercise of options outstanding as of such date. All shares of the Company Common Stock which may be issued pursuant to the exercise of outstanding options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Company or any Company Subsidiary issued and outstanding. Except as contemplated by this Agreement, and except for the Company's obligations under its option plans, there are no outstanding contractual obligations of the Company to repurchase, redeem, or otherwise acquire any shares of Company Common Stock. Each of the outstanding shares of capital stock or interests of each of the Company Subsidiaries and the Company Other Entities is duly authorized, validly issued, fully paid and nonassessable, and the Company's shares or interests in the Company Subsidiaries and the Company Other Entities are owned by the Company or by a Company Subsidiary in each case free and clear of any lien, claim, option, charge, security interest, limitation, encumbrance and restriction of any kind, except as set forth in Section 4.4 of the Company Disclosure Schedule. Section 4.4 of the Company Disclosure Schedule sets forth a summary description of the number of Options outstanding including the exercise price for such Options under the Company's Stock Incentive Plan and the Directors' Stock Compensation Plan.

             (c) There is no liability for dividends declared or accumulated but unpaid with respect to any of the shares of Company Common Stock.

         4.5 POWER AND AUTHORITY. The Company has the corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Agreement, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all action required by its certificate of incorporation, bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and such related documents. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, as the case may be, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         4.5A DIRECTOR ACTION. The Board of Directors of the Company (at a meeting duly called and held) has by the unanimous vote of all directors present
(i) determined that the Offer and the Merger are advisable and fair to and in the best interests of the Company and its stockholders; (ii) approved the Merger in accordance with the provisions of Section 251 of the DGCL; (iii) recommended the approval of this Agreement, the tender of all Company Common Stock pursuant to the Offer, and the approval of the Merger by the holders of Company Common Stock and directed that the Merger be submitted for consideration by the stockholders of the Company; and (iv) approved the Voting Agreement in accordance with Section 203 of the DGCL.

         4.6 LEGAL PROCEEDINGS. Except as set forth in Section 4.6 of the Company Disclosure Schedule, there is no litigation, arbitration, governmental investigation or other proceeding pending or, to the knowledge of the Company, threatened against the Company, the Company Subsidiaries, the Company Other Entities, or any of their properties or businesses, or the transactions contemplated by this Agreement.

         4.7 NO UNDISCLOSED LIABILITIES. Except as disclosed in Section 4.7 of the Company Disclosure Schedule, as of the date hereof, none of the Company, the Company Subsidiaries or the Company Other Entities has any liabilities or obligations, whether accrued, absolute or contingent, other than (a) liabilities and obligations that are fully reflected, accrued or reserved for in the Company's consolidated balance sheet as of December 31, 1998 and (b) obligations incurred in the ordinary course of business and consistent with past practice since the date of such consolidated balance sheet.

         4.8 ABSENCE OF CHANGES. Since December 31, 1998, there has been no change in the financial condition, results of operation, assets, liabilities or business of the Company, the Company Subsidiaries or the Company Other Entities which, individually or in the aggregate, would have a Material Adverse Effect with respect to the Company.

         4.9 NO VIOLATION; CONSENTS AND APPROVALS.

             (a) Except as set forth in Section 4.9 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will
(a) violate, conflict with or result in any breach of any provisions of the respective organizational documents of the Company, the Company Subsidiaries or the Company Other Entities, (b) violate any order, injunction, judgment, ruling, law or regulation of any court or governmental authority applicable to the Company, the Company Subsidiaries or the Company Other Entities, or (c) conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), require any third party consent or give rise to any third party right of termination, purchase or sale under (i) any agreement, contract or other instrument binding upon the Company, the Company Subsidiaries or the Company Other Entities or (ii) any license, franchise, permit or other similar authorization held by the Company, the Company Subsidiaries or the Company Other Entities, except, with respect to clause (c) above, for violations, conflicts, defaults, losses and other matters referred to in such clause which, in the aggregate, would not have a Material Adverse Effect on the Company.

             (b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will require any material consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any governmental or regulatory authority, agency, commission or tribunal, domestic or foreign (a "Governmental Entity"), except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the Certificate of Merger pursuant to the DGCL, (iii) compliance with applicable state takeover statutes, (iv) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (v) Consents required from any foreign Governmental Entity as a result of the status of Parent or Merger Sub, and (vi) the Schedule 14D-1 and Schedule 14D-9 filings contemplated hereby.

         4.10 CONTRACTS. Except as set forth in Section 4.10 of the Company Disclosure Schedule, each of the material contracts and agreements to which the Company, the Company Subsidiaries or the Company Other Entities is a party or by which any of its assets or operations may be bound is in full force and effect in all material respects, and there are no existing material defaults with respect to such material contracts and agreements by the Company, the Company Subsidiaries or the Company Other Entities. The Company has heretofore made available to Parent complete and correct copies of all such material contracts and agreements.

         4.11 COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS. The Company, the Company Subsidiaries and the Company Other Entities have operated their respective businesses in compliance in all material respects with applicable law and are not in material violation of any order, injunction, judgment, ruling, law or regulation of any court or governmental authority applicable to the Company, the Company Subsidiaries or the Company Other Entities.

         4.12 INSURANCE. Section 4.12 of the Company Disclosure Schedule lists all material insurance policies covering the assets, employees and operations of the Company and the Company Subsidiaries as of the date hereof, showing the insurers, limits, type of coverage, annual premiums, deductibles and expiration dates. All such policies are in full force and effect.

         4.13 TAX MATTERS. The Company, or a representative of the Company on its behalf, has duly and timely filed (including within any applicable extension period) with the appropriate federal, state, local and foreign taxing authorities all material tax returns which are required to be filed by the Company or the Company Subsidiaries. The Company and the Company Subsidiaries have paid all material Taxes (as defined in Section 13.8 hereof) due, other than Taxes appropriate reserves for which have been made in the Company's financial statements (and, to the extent material, such reserves have been accurately described in the Company SEC Reports (as defined in Section 4.16)). There are no material assessments or adjustments that have been asserted in writing against the Company or the Company Subsidiaries for any period for which the Company has not made appropriate reserves in the Company's financial statements included in the Company SEC Reports. There are no material "deferred intercompany transactions" or "intercompany transactions" the gain or loss in which has not yet been taken into account under the consolidated return Treasury Regulations currently or previously in effect. There are no liens for Taxes on the assets of the Company or any of the Company Subsidiaries, except for statutory liens for current Taxes not yet due and payable (and except for liens which do not and would not, individually or in the aggregate, have a Material Adverse Effect on the

Company). Except as set forth in Section 4.13 of the Company Disclosure Schedule, the Company has not received written notice of any action, suit, proceeding, audit, claim, deficiency or assessment pending with respect to any material Taxes of the Company or the Company Subsidiaries.

         4.14 EMPLOYEE BENEFIT PLANS.

             (a) Except as set forth in Section 4.14(a) of the Company Disclosure Schedule, the Company neither has established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), except for annual incentive compensation plans entered into in the ordinary course of business on an individualized basis as part of the regular compensation packages made available to salespersons and certain other Company employees, (ii) any pension, profit-sharing, retirement or similar plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"). All such plans (individually, a "Plan" and collectively, the "Plans") have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by the Company has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Plans which is subject to Title IV of ERISA other than an event for which the 30-day notice thereof has been waived by regulation. The Company has not previously made, is not currently making and is not obligated in any way to make any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

             (b) Except as disclosed in Section 4.14(b) of the Company Disclosure Schedule, the Company is not a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement and which provides for the payment of in excess of $100,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Section 9.3 of the Company Disclosure Schedule contains a reasonably accurate estimate of the bonuses, benefits, fees and costs described in Section
9.3 of this Agreement.

         4.15 LICENSES AND REGULATORY APPROVALS. The Company Subsidiaries and the Company Other Entities hold all material licenses, permits and other regulatory approvals which are needed or required by law with respect to their businesses and operations, as they are currently or presently conducted (collectively, the "Licenses"). All such Licenses are in full force and effect, and the Company is in compliance in all material respects with all conditions and requirements of the Licenses and with all rules and regulations relating thereto. Any and all past litigation concerning Licenses and all claims and causes of action raised therein have been finally adjudicated. No such License has been revoked, conditioned (except as may be customary) or restricted and no action (equitable, legal or administrative), arbitration or other process is pending, or to the Company's knowledge, threatened in writing which in any way challenges the validity of, or seeks to revoke, condition or restrict any such License.

         4.16 SEC FILINGS.

              (a) The Company has filed all forms, reports and documents required to be filed by the Company with the SEC since July 24, 1997 and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof), as amended, are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries or Company Other Entities is required to file any forms, reports or other documents with the SEC.

              (b) Each of the audited consolidated balance sheets of the Company as of December 31, 1997 and 1998, and the consolidated statements of earnings, stockholders' equity and cash flows of the Company for each of the years in the three-year period ended December 31, 1998 (including, in each case, any related notes thereto) contained in the Company SEC Reports (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with generally accepted accounting procedures ("GAAP") (applied on a consistent basis except as disclosed in the notes thereto), and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of the operations and cash flows of the Company and its consolidated subsidiaries for the periods indicated. As of March 31, 1999, the Company and its consolidated subsidiaries (the "Consolidated Group") had cash and cash equivalents (including investments) of $23,908,503 (inclusive of 53,403 shares of RealNetworks, Inc. stock at a carrying value of $6,522,711). On April 21, 1999, CMP sold its entire holdings of RealNetworks, Inc. stock for $9,965,014. Between March 31, 1999 and the date hereof the Consolidated Group has not expended cash outside the ordinary course of its business, and the Company covenants and agrees that until the consummation of the Offer the Consolidated Group will not expend cash outside of the ordinary course of business other than for those expenses relating to or resulting from the transactions contemplated hereby (a reasonably accurate estimate of the amounts of such expenditures being included in Section 9.3 of the Company Disclosure Schedule).

         4.17 TITLE TO PROPERTIES. The Company and each of the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, security interests or other encumbrances of any sort ("Liens") except for Liens imposed by law in respect of obligations not yet due which are owed in respect of taxes or which otherwise are owed to carriers, warehousepersons or laborers, except as reflected in the Company Financial Statements and except for such Liens or other imperfections of title and encumbrances, if any, which would not have, individually or in the aggregate, a Material Adverse Effect with respect to the Company.

         4.18 INTELLECTUAL PROPERTY. The Company, directly or indirectly, owns, or is licensed or otherwise possesses rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible or intangible proprietary information that are material to the business of the Company and the Company Subsidiaries as currently conducted by the Company or the Company Subsidiaries, except where the failure to own, license or possess such rights would not have, individually or in the aggregate, a Material Adverse Effect with respect to the Company.

         4.19 COMMISSIONS AND FEES. Except for fees payable to Lazard Freres & Co. LLC, ("Lazard Freres") which fees and expenses are reflected in its agreements with the Company, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby.

         4.20 INFORMATION. None of the information supplied by the Company in writing specifically for inclusion or incorporation by reference in (i) the Proxy Statement (as defined in Section 10.3) or the Schedule 14D-1 and Schedule 14D-9 filings contemplated hereby, or (ii) any other document to be filed with the SEC or other Governmental Entity in connection with the transactions contemplated by this Agreement (the "Governmental Filings"), will, at the respective times filed with the SEC or other Governmental Entity or, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders, at the time of the Special Meeting (as defined in Section 8.3) or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement.

         4.21 OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of Lazard Freres to the effect that the Cash Price is fair to the holders of the Company Common Stock from a financial point of view.

         4.22 COMPANY STOCKHOLDERS' APPROVAL. The affirmative vote of stockholders of the Company required for approval and adoption of this Agreement and the Merger is a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

                                    ARTICLE 5

             REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PARENT

         Merger Sub and Parent, jointly and severally, hereby represent and warrant to the Company as follows:

         5.1 ORGANIZATION, EXISTENCE AND CAPITAL STOCK. Merger Sub is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. The authorized capital of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share (the "Merger Sub Common Stock"), all of which shares are issued and registered in the name of Parent.

         5.2 POWER AND AUTHORITY. Merger Sub has corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Agreement, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its certificate of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement and such related documents. The execution and delivery of this Agreement do not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the certificate of incorporation or bylaws of Merger Sub, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Merger Sub is a party or by which it is bound, violate any restrictions of any kind to which Merger Sub is subject, or result in the creation of any lien, charge or encumbrances upon any of the property or assets of Merger Sub. The execution and delivery of this Agreement have been approved by the Board of Directors and by the sole stockholder of Merger Sub.

         5.3 LEGAL PROCEEDINGS. There are no actions, suits or proceedings pending or threatened against Merger Sub, at law or in equity, relating to or affecting Merger Sub, including relating to the Merger. Merger Sub does not know or have any reasonable grounds to know of any justification for any such action, suit or proceeding.

                                   ARTICLE 6

               REPRESENTATIONS AND WARRANTIES OF UNITED AND PARENT

         United and Parent, jointly and severally, hereby represent and warrant to the Company as follows:

         6.1 ORGANIZATION, EXISTENCE AND GOOD STANDING. United is a public limited company duly organized and validly existing and is in good standing under the laws of England. Parent is a public limited company duly organized and validly existing and is in good standing under the laws of England. Each of United and Parent has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. Each of United and Parent is duly qualified to do business and is in good standing in all jurisdictions in which the character of the property owned, leased or operated or the nature of the business transacted by it makes qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect with respect to United or Parent, as appropriate.

         6.2 POWER AND AUTHORITY. Each of United and Parent has corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Agreement, and, subject to the satisfaction of the conditions precedent set forth herein has taken all actions required by law, its certificate of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement and such related documents. The execution and delivery of this Agreement do not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the organizational documents of United or Parent, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which United or Parent is a party or by which it is bound, violate any restrictions of any kind to which United or Parent is subject or result in the creation of any lien, charge or encumbrance upon any of the property or assets of United or Parent. The execution and delivery of this Agreement have been approved by the Board of Directors of United and Parent. This Agreement has been duly executed and delivered by United, Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of United, Parent and Merger Sub, enforceable against United, Parent and Merger Sub in accordance with its terms except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         6.3 FINANCING. United presently has and, as of the date of the consummation of the Offer and the Closing Date, as appropriate, will have delivered to Parent or Merger Sub, cash or cash equivalents on hand in an amount sufficient to enable Parent or Merger Sub to pay in cash the full amount of the Cash Price to each holder of shares tendered and not withdrawn pursuant to the Offer and to each holder of Exchanging Company Shares and consummate the transactions contemplated hereby.

         6.4 LEGAL PROCEEDINGS. There is no litigation, governmental investigation or other proceeding pending or, so far as is known to United or Parent, threatened against United or Parent, its respective properties or business, or the transactions contemplated by this Agreement which would have a Material Adverse Effect with respect to United or Parent or the transactions contemplated hereby.

         6.5 NO VIOLATION; CONSENTS AND APPROVALS .

             (a) Neither the execution and delivery of this Agreement nor the consummation by United or Parent of the transactions contemplated hereby will
(a) violate,
conflict with or result in any breach of any provision of the organizational documents of United or Parent, (b) violate any order, injunction, judgment, ruling, law or regulation of any court or governmental authority applicable to United or Parent, or (c) conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under (i) any agreement, contract or other instrument binding upon United or Parent or (ii) any license, franchise, permit or other similar authorization held by United or Parent, except, with respect to clauses (b) or (c) above, for violations, conflicts, defaults, losses and other matters referred to in such clauses which, in the aggregate, would not have a Material Adverse Effect on Parent or would not materially impair United's or Parent's ability to consummate the transactions contemplated by this Agreement.

             (b) Neither the execution and delivery of this Agreement by United or Parent or Merger Sub nor the consummation by United, Parent or Merger Sub of the transactions contemplated hereby will require any Consent of any Governmental Entity, except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the Certificate of Merger pursuant to the DGCL, (iii) compliance with applicable state takeover statutes, (iv) compliance with the HSR Act, and (v) the Schedule 14D-1 and Schedule 14D-9 filings contemplated hereby.

         6.6 COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS. Each of United and Parent has operated its business in compliance with applicable law and is not in violation of any order, injunction, judgment, ruling, law or regulation of any court or governmental authority applicable to United or Parent except where such failure to comply or violation would not have a Material Adverse Effect with respect to United or Parent.

         6.7 COMMISSIONS AND FEES. Except for fees payable to Allen & Company Incorporated, which fees and expenses are reflected in their agreements with Parent, neither United nor Parent has employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby.

         6.8 INFORMATION. None of the information supplied or to be supplied by United, Parent and Merger Sub in writing specifically for inclusion in (i) the Proxy Statement or the Schedule 14D-1 and Schedule 14D-9 filings contemplated hereby or (ii) the Governmental Filings will, at the respective times filed with the SEC or such other Governmental Entity or, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders, at the time of the Special Meeting or at the Effective Time, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         6.9 GUARANTY BY UNITED. Subject to the provisions of this Section 6.9, United hereby fully, unconditionally and irrevocably guarantees to the Company the due and punctual payment of the Cash Price in connection with the Offer and the Merger and any other monetary obligations of Parent or Merger Sub and the due and punctual performance of all other obligations of Parent or Merger Sub to the Company, all in accordance with the terms of this

Agreement. United hereby acknowledges that, with respect to all of the obligations of Parent or Merger Sub, including those to pay the Cash Price in connection with the Offer and the Merger, this guaranty shall be a guaranty of payment and performance and shall not be conditioned or contingent upon the pursuit of any remedies against Parent or Merger Sub. United hereby waives diligence, demand of payment, filing of claims with a court in the event of merger or bankruptcy of Parent or Merger Sub, any right to require a proceeding first against Parent or Merger Sub, the benefit of discussion, protest or notice and all demands whatsoever, and covenants that this guaranty will not be discharged as to any obligation except by satisfaction of such obligation in full. To the fullest extent permitted by applicable law, the obligations of United hereunder shall not be affected by (a) the failure of the Company to assert any claim or demand or to enforce any right or remedy against United pursuant to the provisions of this Agreement or otherwise, and (b) any change in the existence (corporate or otherwise) of Parent or Merger Sub or any insolvency, bankruptcy, reorganization or similar proceeding affecting any of them or their assets. United acknowledges that it will receive direct and indirect benefits from the consummation of the transactions contemplated by this Agreement and that the waivers set forth in this Section 6.9 are knowingly made in contemplation of such benefits. Nothing contained in this Section 6.9 is intended to or shall impair, as between United and the Company, the obligations of United which are absolute and unconditional, upon failure by either of Parent or Merger Sub, to perform its respective obligations under this Agreement, including, without limitation, its obligation to pay the Cash Price in connection with the Offer and the Merger and any other monetary obligations of Parent or Merger Sub when payable in accordance with the terms of this Agreement, nor shall anything herein prevent the Company from exercising all remedies otherwise permitted by applicable law.

                                   ARTICLE 7

                       ACCESS TO INFORMATION AND DOCUMENTS

         7.1 ACCESS TO INFORMATION. Between the date hereof and the Closing Date, each of the Company and Parent will give to the other party and its counsel, accountants and other representatives full access to all the properties, documents, contracts, personnel files and other records of such party (and, in the case of the Company, the Company Subsidiaries and the Company Other Entities) and shall furnish the other party with copies of such documents and with such information with respect to the affairs of such party as the other party may from time to time reasonably request. Each party will disclose and make available to the other party and its representatives all books, contracts, accounts, personnel records, papers, records, communications with regulatory authorities and other documents relating to the business and operations of such party (and, in the case of the Company, the Company Subsidiaries and the Company Other Entities). All information disclosed by or on behalf of the Company shall be deemed to be "Evaluation Material" under the terms of the letter agreement, dated February 19, 1999, between the Company (or its agent, Lazard Freres) and United (the "Confidentiality Agreement").

         7.2 RETURN OF RECORDS. If the transactions contemplated hereby are not consummated and this Agreement terminates, each party agrees to promptly return all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Article 7 or otherwise.

                                   ARTICLE 8

                            COVENANTS OF THE COMPANY

         8.1 PRESERVATION OF BUSINESS. Between the date hereof and the Effective Time, the Company will use all commercially reasonable efforts to preserve the business organization of the Company intact and to preserve for Parent and the Surviving Corporation the good will of the suppliers, customers and others having business relations with the Company.

         8.2 MATERIAL TRANSACTIONS. Between the date hereof and the Effective Time, the Company will not (other than as required pursuant to the terms of this Agreement and the related documents or with respect to transactions described in
Section 8.2 of the Company Disclosure Schedule which do not vary materially from the terms set forth on such Section 8.2, and will not permit any Company Subsidiary or Company Other Entity to, without first obtaining the written consent of Parent, enter into any transactions outside of the ordinary course of business of the Company or:

             (a) encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of the Company or any Company Subsidiary or Company Other Entity, other than in the ordinary course of business or as otherwise disclosed herein;

             (b) enter into any employment contract which is not terminable at will or upon notice of 30 days or less and without penalty to the Company or any Company Subsidiary or Company Other Entity except as provided herein;

             (c) issue or sell, or agree to issue or sell, any shares of capital stock or other securities of the Company, except upon exercise of currently outstanding stock options or warrants;

             (d) except as set forth in Section 8.2(d) of the Company Disclosure Schedule or as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, severance plan, benefit arrangement or similar plan or arrangement which is not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially increasing the costs thereof to the Company or any of its affiliates;

             (e) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between the Company and any of its wholly owned subsidiaries;

             (f) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

             (g) (i) incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, except that the Company and the Company Subsidiaries may incur, assume or pre-pay debt in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity except in the ordinary course of business, or (iii) make any loans, advances or capital contributions to, or investments in, any other person or entity except in the ordinary course of business and except for loans, advances or capital contributions to or investments in any wholly owned subsidiary of the Company;

             (h) issue any stock option under any Plan or any other options, warrants, convertible securities or other capital stock, and (except as contemplated by Section 3.1(d) hereof) will not accelerate the vesting or otherwise modify the terms of any option outstanding under any Plan;

             (i) take any action to institute any severance or termination pay practices with respect to any directors, officers, or employees of the Company or any of the Company Subsidiaries or Company Other Entities other than those in effect on the date hereof, or to increase the benefits payable under its severance or termination pay practices in effect on the date hereof;

             (j) adopt or amend, in any material respect, except as may be required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees of the Company, or any of the Company Subsidiaries or Company Other Entities, or make any increase in the salaries, compensation or pay scales of any such directors, officers or employees; or

             (k) amend its certificate of incorporation or bylaws.

         From the date of this Agreement through the Effective Time, the Company will permit two designated representatives of Parent to be present on a full-time basis at the principal offices of the Company to observe the conduct of the business of the Company, and the Company will consult with such representatives prior to taking any actions outside the ordinary course of the Company's business in any material respect or any actions specified in Section 8.2.

         8.3 MEETING OF STOCKHOLDERS.

             (a) The Company, as soon as practicable after consummation of the Offer, if a special meeting of Stockholders is required, will take all steps necessary in accordance with its certificate of incorporation and bylaws to call, give notice of, convene and hold a meeting of its stockholders (the "Special Meeting") for the purpose of approving this Agreement and for such other purposes as may be necessary or to seek to cause such action to be taken by written consent to the extent permitted by the DGCL. Unless this Agreement shall have been validly terminated as provided herein, the Board of Directors of the Company, subject to its fiduciary duties, will (i) recommend to Company stockholders the approval of this Agreement, the transactions contemplated hereby and any other matters to be submitted to the stockholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use commercially reasonable, good faith efforts to obtain the approval by Company stockholders of this Agreement and the transactions contemplated hereby.

             (b) Nothing contained herein shall affect the right of the Company or its stockholders to take action by written consent in lieu of meeting to the extent permitted by law and the certificate of incorporation and bylaws of the Company.

         8.4 ACCOUNTING METHODS. Prior to the Effective Time, the Company shall not change, in any material respect, its methods of accounting in effect at its most recent fiscal year end, except as required by changes in GAAP as concurred in by the Company's independent accountants.

         8.5 NO SOLICITATIONS. The Company agrees that, prior to the Effective Time, it shall not, directly or indirectly, solicit, initiate or encourage any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or the Company Subsidiaries or acquisition of all or substantially all of the assets or capital stock of the Company and the Company Subsidiaries taken as a whole (an "ACQUISITION TRANSACTION") or negotiate, explore or otherwise engage in substantive discussions with any person (other than Parent, Merger Sub or their respective directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement.

         8.6 CONSENTS. The Company shall obtain, no later than the date that is twenty business days after the date hereof, all requisite consents to the execution, delivery or performance by the Company of this Agreement from Fleet National Bank or any other requisite lenders in connection with that certain Credit Agreement, dated as of July 15, 1993, as amended, among the Company, Fleet National Bank and The Chase Manhattan Bank and that certain Amended and Restated Negative Pledge Agreement.

                                   ARTICLE 9

                       COVENANTS OF PARENT AND MERGER SUB

         9.1 EMPLOYEES.

             (a) As of and after the Effective Time for a period of at least three years, Parent shall cause the Surviving Corporation to provide to all officers and employees of the Company, the Company Subsidiaries and the Company Other Entities (individually, a "Company Employee" and collectively, the "Company Employees") such retirement benefits, group health plan benefits, employee benefit plans, programs, arrangements and policies as are no less favorable, in the aggregate (rather than on an individual plan by plan basis), than Parent provides to similarly situated employees; provided, however, that Parent shall cause the Surviving Corporation, to the extent legally permitted, to maintain and provide to the Company Employees through at least December 31, 1999 those particular employee benefit plans, programs, arrangements and policies specified in Section 9.1(a) of the Company Disclosure Schedule or plans substantially similar thereto. Parent shall take all actions required so that each current and former Company Employee will receive credit for his or her service as credited by the Company prior to the Effective Time (whether for service with the Company or any predecessor in interest thereto or pursuant to obligations assumed by the Company in connection with the prior acquisition of assets or capital stock of other persons or entities) under any employee benefit plans, programs, arrangements and policies established, maintained, continued or made available by the Surviving Corporation in which any such current or former Company Employee is eligible to participate. As soon as practicable after the execution of this Agreement, Parent shall confer with the Company in good faith to agree upon mutually acceptable employee benefit and compensation arrangements to be made available hereunder to the Company Employees.

             (b) Without limitation of any other provision of this Agreement, if, at any time within the calendar year in which the Closing Date occurs, the Company, any Company Subsidiary or any of the Company Other Entities terminates the employment of a Company Employee without cause, or such Company Employee rightfully terminates his or her employment for "good reason" within the meaning of any agreement between such Company Employee and the Company, any Company Subsidiary or any of the Company Other Entities, Parent shall pay, or shall cause to be paid, to such terminated Company Employee, as soon as practicable after such termination, a pro rata portion of the amount to which the Company Employee would have been entitled, but for such termination, as an incentive bonus for such year pursuant to his or her compensation plan for such year. Such amount shall be prorated based on the number of full weeks of service of such Company Employee during such year; provided, however, that to the extent the amount of such incentive bonus is contingent on the attainment of financial goals of the Company, any Company Subsidiary or any of the Company Other Entities (and/or any of their respective business units), the amount that shall be prorated hereunder shall be adjusted so that it bears the same relation to the total amount of the incentive bonus that the Company Employee was budgeted to receive for the attainment of such financial goals as the year-to-date financial results of the Company, such Company Subsidiary or such Company Other Entity (and/or such business unit, as the case may be) that were actually attained as of the last day of the month preceding the date of such termination bear to the year-to-date financial results that were budgeted to be attained as of the last day of such month.

         9.2 INDEMNIFICATION.

             (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to the indemnification agreements set forth in Section 9.2(a) of the Company Disclosure Schedule in favor of the directors and officers of the Company (the "Indemnified Parties"). The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the certificate of incorporation and bylaws of the Company as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by law.

             (b) For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance and employed lawyers professional liability insurance ("D&O Insurance") covering those persons who are currently or at the Effective Time covered by the Company's policies for such insurance on terms comparable to those applicable to the current policies for such insurance; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by the Company for such coverage (or obtain coverage in excess of the coverage that is available for such 200% of such annual premium). Promptly after the execution of this Agreement, the Company will consult with its insurance agents as to the availability and cost of such six year D&O Insurance extension and the availability and cost of increasing the coverage of its D&O Insurance for events through the Effective Time to $50 million (or to incremental amounts between $25 million and $50 million), and the Company will consult with Parent as to the results of such discussions and obtain binders for such extended and additional coverage as Parent shall approve, subject to and effective upon consummation of the Offer.

         9.3 TRANSACTION COSTS. Prior to the consummation of the Offer, Parent shall have caused sufficient funds to be set aside in an escrow account to be maintained with The Chase Manhattan Bank, N.A. (which is expected to serve as the depositary for the Offer) under arrangements reasonably acceptable to the Company to pay all retention bonuses and transaction-based bonuses associated with the Merger contractually payable by the Company to Company Employees and to pay the fees and costs of all financial and accounting advisors and legal counsel retained by the Company in connection with the negotiation and/or consummation of the Offer and the Merger (with any such funds not required for such payments to be returned to Parent), a true and complete estimate of which bonuses, benefits, fees and costs is set forth in Section 9.3 of the Company Disclosure Schedule.

                                   ARTICLE 10

                 COVENANTS OF THE COMPANY, PARENT AND MERGER SUB

         10.1 PUBLIC DISCLOSURES. Promptly after the execution and delivery of this Agreement, the Company and Parent will issue a joint press release in a form that has been mutually approved by the Company and Parent. Parent and the Company shall not issue any other press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement prior to reaching an agreement with respect to the timing and content thereof unless and only to the extent required to do so by applicable law or regulation or under the requirements of the Nasdaq National Market system or any other stock exchange, whether or not such exchange is located within the United States of America.

         10.2 OTHER ACTIONS. None of the Company, Parent and Merger Sub shall, without the consent of the other party, knowingly or intentionally take any action, or omit to take any action, if such action or omission would (a) result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Agreement not being satisfied, (b) (unless such action or omission is required by applicable law) have a Material Adverse Effect on the ability of the Company or Parent to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a Material Adverse Effect on the Surviving Corporation or (c) otherwise materially impair the ability of the Company or Parent to consummate the Merger in accordance with the terms of this Agreement or materially delay such consummation.

         10.3 PROXY STATEMENT; ANTITRUST FILINGS.

              (a) As promptly as practicable after consummation of the Offer, if a special meeting of stockholders is required, the Company will prepare and file with the SEC a form of proxy statement or other applicable information statement relating to the Merger (the "Proxy Statement"). The Company will respond to any comments of the SEC and the Company will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the SEC has completed its review of the Proxy Statement. Notwithstanding the foregoing, in the event that Parent, Merger Sub or any other affiliate of Parent shall acquire at least 90% of the outstanding shares of Company Common Stock pursuant to the Offer, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for shares of Company Common Stock by Merger Sub pursuant to the Offer without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

              (b) As promptly as practicable after the date of this Agreement, each of the Company and Parent will prepare and file (i) with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties (the "Antitrust Filings") and (ii) any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, state or foreign laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings").

              (c) The Company and Parent each shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 10.3. Each of the Company and Parent will notify the other promptly upon the receipt of any comments from the SEC, FTC or DOJ or their respective staffs or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC, FTC or DOJ or their respective staffs or any other government officials for amendments or supplements to the Proxy Statement or any Antitrust Filings or Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the FTC, DOJ, SEC, or their respective staffs or any other governmental officials, on the other hand, with respect to the Registration Statement, the Prospectus/Proxy Statement, the Merger or any Antitrust Filing or Other Filing. Each of the Company and Parent will cause all documents that it is responsible for filing with the SEC, FTC or DOJ or other regulatory authorities under this Section 10.3 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Antitrust Filing or Other Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC, FTC or DOJ or their respective staffs or any other government officials, and/or mailing to stockholders of the Company and/or Parent, such amendment or supplement.

              (d) If any suit is instituted challenging any of the transactions contemplated hereby as violative of the HSR Act or any other antitrust or trade regulatory laws or regulations of any Governmental Entity ("Antitrust Laws"), Parent and the Company shall each cooperate to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions contemplated by this Agreement, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal.

         10.4 OTHER FILINGS AND CONSENTS.

              (a) Parent shall (i) determine whether any filings other than those described in Section 10.3 are required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and make any such filings promptly and seek to obtain timely any such consents and (ii) use its best efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby.

              (b) Subject to the terms and conditions herein provided, and unless this Agreement shall have been validly terminated as provided herein, each of Parent and the Company shall use all commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to this Agreement and to consummate the transactions contemplated hereby, subject to the votes of its stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Agreement and the transactions contemplated hereby. Each of Parent and the Company will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

                                   ARTICLE 11

                        TERMINATION, AMENDMENT AND WAIVER

         11.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the holders of shares of Company Common Stock:

              (a) by mutual written consent of Parent and the Company; or

              (b) by either Parent or the Company:

                  (i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of shares of the Company Common Stock shall not have been obtained;

                  (ii) if the Merger shall not have been consummated on or before the date which is six months after the date of this Agreement, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                  (iii) if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in
Article 12 and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach"); provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement; or

                  (v) if Merger Sub shall have terminated the Offer in accordance with its terms and conditions, and otherwise not in violation of this Agreement, without purchasing any shares of Company Common Stock pursuant thereto; or

              (c) by either Parent or the Company in the event that (i) all of the conditions to the obligation of such party to effect the Merger set forth in
Section 12.1 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Merger set forth in Section 12.2 (in the case of Parent) or Section 12.3 (in the case of the Company) is not capable of being satisfied prior to the end of the period referred to in Section 11.1(b)(ii); or

              (d) by Parent, if in violation of Section 8.5 the Company's Board of Directors shall have (i) determined to withdraw its recommendation of the Offer or the Merger to the holders of Company Common Stock or (ii) approved, recommended or endorsed any Acquisition Transaction (as defined in Section 8.5) other than this Agreement or (iii) resolved to do any of the foregoing.

         11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than liabilities and obligations under the provisions of Sections 7.1, 7.2 and 11.2, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

         11.3 AMENDMENT. This Agreement may be amended only by a writing signed on behalf of each of the parties, at any time before or after approval of this Agreement and the Merger by the stockholders of the Company and prior to the Effective Time; provided, however, that following approval by the stockholders of the Company, there shall be no amendments or change to the provisions hereof which by law requires further approval by such stockholders, without such further approval.

         11.4 EXTENSION; WAIVER. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso in
Section 11.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         11.5 EXPENSES AND FEES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

                                   ARTICLE 12

                              CONDITIONS TO CLOSING


         12.1 MUTUAL CONDITION. The respective obligations of each party to consummate the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by Parent and the Company):

              (a) None of Parent, Merger Sub or the Company, nor any of their respective subsidiaries, shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of Parent effectively to exercise full rights of ownership of the common stock of the Surviving Corporation or any material portion of the assets or business of the Company, the Company Subsidiaries and the Company Other Entities taken as a whole.

              (b) No statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted by the government (or any governmental agency) of the United States or any other country, or any state, municipality or other political subdivision thereof, that makes the consummation of the Merger and any other transaction contemplated hereby illegal. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby shall have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

              (c) The requisite holders of Company Common Stock shall have approved the adoption of this Agreement and any other matters submitted to them to the extent required by, and in accordance with the provisions of, Section 8.3 hereof.

         12.2 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Parent and Merger Sub):

              (a) Each of the agreements of the Company to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed and the Company shall have performed all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof unless all such failures together in their entirety, would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company or the consummation of the transactions contemplated by this Agreement.

              (b) The representations and warranties of the Company set forth in
Article 4 of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing except where failure to be so true and correct would not (in the aggregate for all representations and warranties of the Company) have a Material Adverse Effect (other than representations and warranties that are already so qualified, which in each such case shall be true and correct as written), and except for (i) changes specifically contemplated by this Agreement and (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such date); provided, however, that the Company shall not be deemed to be in breach of any such representations or warranties by taking any action permitted (or approved by Parent) under Section 8.2. Parent and Merger Sub shall have been furnished with a certificate, executed by a duly authorized officer of the Company, dated the Closing Date certifying in such detail as Parent and Merger Sub may reasonably request as to the fulfillment of the foregoing conditions.

         12.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by the Company):

              (a) Each of the agreements of Parent and Merger Sub to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed, in all material respects, and Parent and Merger Sub shall have performed, in all material respects, all of the acts required to be performed by them at or prior to the Closing Date by the terms hereof.

              (b) The representations and warranties of Merger Sub set forth in
Article 5 and of Parent set forth in Article 6 shall be true and correct, as of the date of this Agreement and as of the Closing except where failure to be so true and correct would not (in the aggregate for all representations and warranties of the Company) have a Material Adverse Effect (other than representations and warranties that are already so qualified, which in each such case shall be true and correct as written), and except for (i) changes specifically contemplated by this Agreement and (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such date). The Company shall have been furnished with a certificate, executed by duly authorized officers of Parent and Merger Sub, dated the Closing Date certifying in such detail as the Company may reasonably request as to the fulfillment of the foregoing conditions.

                                   ARTICLE 13

                                  MISCELLANEOUS

         13.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

         13.2 SCOPE OF REPRESENTATIONS AND WARRANTIES. The Company shall be not be deemed to have made to Parent or Merger Sub any representation or warranty other than as expressly made by the Company in Article 4 hereof. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Company in Article 4 hereof, the Company makes no representation or warranty to Parent or Merger Sub with respect to (a) any projections, estimates or budgets heretofore delivered or made available to Parent of future revenues, expenses or expenditures, future results of operations and other similar projections or estimates or (b) any other information or documents made available to Parent or its counsel, accountants or advisors with respect to the Company, the Company Subsidiaries or the Company Other Entities, except as expressly covered by a representation and warranty contained in Article 4 hereof.

         13.3 NOTICES. All notices, requests, demands or other communications required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), or three business days after being sent by registered or certified mail with postage prepaid, return receipt requested (provided, however, that in the case of international mailings, such time period shall instead be the seventh day after deposit by insured delivery into the national postal system of the county of origin or on the second business day after delivery to an overnight courier of recognized international standing), in each case to the applicable addresses set forth below or to such other address as such party shall have designated by notice so given to each other party:

                  If to the Company:

                           CMP Media Inc.
                           600 Community Drive
                           Manhasset, NY  11030
                           Attention:  Michael S. Leeds
                           Facsimile: (516) 562-5718

                  with a copy to:

                           CMP Media Inc.
                           600 Community Drive
                           Manhasset, NY  11030
                           Attention:  Robert D. Marafioti, Esq.
                           Facsimile: (516) 562-7123
                  with a copy to:

                           Dow, Lohnes & Albertson, PLLC 1200 New Hampshire Avenue, N.W.
                           Suite 800
                           Washington, D.C.  20036
                           Attention:  Richard L. Braunstein, Esq.
                           Facsimile:  (202) 776-2222

                  If to United, Parent or Merger Sub:

                           Miller Freeman Worldwide plc
                           530 Chiswick High Road
                           London W4 5BG
                           England
                           Attention:  Ms. Emma Lewis
                           Facsimile:  011-44-181-987-7756

                  with a copy to:

                           United News & Media plc
                           Ludgate House
                           245 Blackfriars Road
                           London SE1 9UY
                           England
                           Attention:  Ms. Jane Stables
                           Facsimile:  011-44-171-921-5047


                  and a copy to:

                           Carter, Ledyard & Milburn
                           2 Wall Street
                           New York, NY  10005
                           Attention:  James E. Abbott, Esq.
                           Facsimile:  (212) 732-3232

         13.4 FURTHER ASSURANCES. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

         13.5 GOVERNING LAW. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

         13.6 "KNOWLEDGE". "To the knowledge," "to the best knowledge" or any similar phrase shall be deemed to refer to the actual knowledge, after reasonable investigation, of the Chief Executive Officer and Chief Financial Officer of a party and also, in the case of the

Company, the Company's President of Publishing, President of International, General Counsel, Chief Information Officer, Senior Vice President (Channel Group), Vice President (OEM Group), Executive Vice President (BTG Group) and other corporate officers primarily responsible for a business function relevant to the issue in question.

         13.7 "MATERIAL ADVERSE EFFECT". "Material Adverse Effect" means, when used in connection with the Company or Parent, any change, effect, event or occurrence that has, or would have, individually or in the aggregate, a material adverse impact on the business, assets, liabilities, results of operations or financial condition of such party and its subsidiaries taken as a whole; provided, however, that "Material Adverse Effect" shall be deemed to exclude (i) changes in general economic conditions or changes affecting the industries generally in which such party operates, (ii) changes in trading prices for such party's capital stock, (iii) stockholder litigation arising from allegations of a breach of fiduciary duty relating to this Agreement, and (iv) the impact of changes in GAAP.

         13.8 "TAXES". For purposes of this Agreement, the term "Tax" or "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, Social Security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, the term "tax return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

         13.9 CAPTIONS. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

         13.10 INTEGRATION OF COMPANY DISCLOSURE SCHEDULE. The Company Disclosure Schedule attached to this Agreement is an integral part of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

         13.11 ENTIRE AGREEMENT. This instrument, including the Company Disclosure Schedule, all Exhibits attached hereto, together with the Confidentiality Agreement and the Voting Agreement, contains the entire agreement of the parties and supersedes any and all prior to contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby.

         13.12 AMENDMENT. No provision of this Agreement may be waived, changed, modified, extended, discharged or terminated, except in a writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

         13.13 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be any original, and such counterparts shall, together, constitute and be one and the same instrument.

         13.14 BINDING EFFECT; NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Except for Sections 1A.3, 9.1, 9.2 and 10.3(a), this Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

         13.15 ASSIGNMENT. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers as of the day and year first above written.

                                CMP MEDIA INC.


                                By:  /s/ Michael S. Leeds
                                   ----------------------
                                Name:  Michael S. Leeds
                                Title:  President and Chief Executive Officer





                                MFW ACQUISITION CORP.


                                By:  /s/ Donald A. Pazour
                                   ----------------------
                                Name:  Donald A. Pazour
                                Title:  Chief Executive Officer





                                UNITED NEWS & MEDIA PLC


                                By:  /s/ C.R. Stern
                                   ----------------
                                Name:  C.R. Stern
                                Title:  Finance Director





                                MILLER FREEMAN WORLDWIDE PLC


                                By:  /s/ A.M. Tillin
                                   -----------------
                                Name:  A.M. Tillin
                                Title:  Chief Executive Officer

                                     ANNEX I

         Notwithstanding any other provision of this Agreement, Merger Sub shall not be required to accept for payment or pay for any Company Common Stock tendered, and may terminate or amend the Offer (subject to the provisions of this Agreement) and may postpone the acceptance of, and payment for, subject to Rule 14e-1(c) of the Exchange Act, any Company Common Stock tendered, (A) unless the following conditions shall have been satisfied: (i) there shall be validly tendered and not withdrawn prior to the expiration of the Offer a number of shares of Company Common Stock which represent on a fully diluted basis (including for purposes of such calculation all Company Common Stock issuable upon exercise of all vested stock options and warrants and conversion of convertible securities or other rights to purchase or acquire shares and after giving effect to the conversion of the Class B Common Stock) at least 51% of the number and voting power of the shares of Company Common Stock then outstanding (the " Minimum Condition") and (ii) any applicable waiting period under the HSR Act shall have expired or been terminated prior to the expiration of the Offer or (B) if at any time after the date of this Agreement and before the time of payment for any such Company Common Stock (whether or not any Company Common Stock has theretofore been accepted for payment or paid for pursuant to the Offer) any of the following conditions exists:

                  (a) there shall be in effect an injunction or other order, decree, judgment or ruling by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission of competent jurisdiction or a statute, rule, regulation, executive order or other action or proceeding shall have been promulgated, enacted, taken, initiated or instituted by a government or a governmental authority or a governmental, regulatory or administrative agency or commission of competent jurisdiction which in any such case (i) seeks to restrain or prohibit the making or consummation of the Offer or the consummation of the Merger, (ii) seeks to prohibit or restrict in any material respect the ownership or operation by Merger Sub (or any of its affiliates or subsidiaries) of any material portion of the Company's business or assets, or seeks to compel Merger Sub (or any of its affiliates or subsidiaries) to dispose of or hold separate any material portion of the Company's business or assets, (iii) seeks to impose material limitations on the ability of Merger Sub effectively to acquire or to hold or to exercise full rights of ownership of the Company Common Stock, including, without limitation, the right to vote the Company Common Stock purchased by Merger Sub on all matters properly presented to the stockholders of the Company, or (iv) seeks to impose any material limitations on the ability of Merger Sub or any of its affiliates or subsidiaries effectively to control in any material respect the business and operations of the Company; or

                  (b) this Agreement shall have been terminated by the Company, Merger Sub or Parent in accordance with its terms; or

                  (c) there shall have occurred and be continuing (i) any general suspension of, or limitation on prices for, trading in securities on any national securities exchange or the over-the-counter market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation (whether or not mandatory) by any government or Governmental Entity of the United States on the extension of credit by banks or other lending institutions, or (iv) in the case of any of the foregoing existing at the time of the execution of this Agreement, a material acceleration or worsening thereof; or

                  (d) (i) the Board of Directors or any committee thereof shall have withdrawn, materially modified or changed in a manner adverse to Parent or Merger Sub the approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Acquisition Transaction or any other acquisition of Company Common Stock other than the Offer or the Merger, or (ii) the Board of Directors or any committee thereof shall have resolved to do any of the foregoing; or

                  (e) the representations and warranties of the Company shall not be true and correct as of the date of this Agreement or as of the expiration of the Offer except where failure to be so true and correct would not (in the aggregate for all representations and warranties of the Company) have a Material Adverse Effect (other than representations and warranties that are already so qualified, which in each such case shall be true and correct as written), and except for (i) changes specifically contemplated by this Agreement and (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such date); or

                  (f) the Company shall have failed to perform any obligation or to comply with any agreement or covenant of the Company to be performed or complied with by it under this Agreement unless all such failures together in their entirety, would not, individually or in the aggregate, have a Material Adverse Effect; or

                  (g) the Company shall not have delivered to Parent binding agreements signed by the holders of Options representing at least 95% of the Company Common Stock issuable upon exercise of all of the outstanding Options, agreeing to the cancellation of the Options of such holders on the terms described in Section 3.1(d) of this Agreement; or

                  (h) the Company shall not have delivered to Parent evidence of binding agreements of the executive officers of the Company to make payment in full within five business days after the closing of the Offer (including the delivery of the Cash Price for any shares of Company Common Stock tendered by such executive officers) of all amounts of principal and accrued interest, whether or not then due and owing, under all credit, loan or similar agreements as to which the Company is a lender to or guarantor of such executive officers; or

                  (i) there shall since March 31, 1999 have occurred any event that, individually or when considered together with any other matter, has had or would have a Material Adverse Effect; or

                  (j) Merger Sub and the Company shall have agreed that Merger Sub shall amend the Offer to terminate the Offer or postpone the payment for Company Common Stock pursuant thereto.

         The foregoing conditions are for the sole benefit of Merger Sub and may be asserted by Merger Sub regardless of the circumstances giving rise to any such condition or may be waived by Merger Sub in whole or in part at any time and from time to time in its sole discretion, subject in each case to the terms of this Agreement. The failure by Merger Sub at any time to execute any of the foregoing rights shall not be deemed a waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.